On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Trustees of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into certain Funds of the Trust.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code. The following is a summary of shares outstanding and net assets immediately before and after the reorganization:

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


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                                       Before                                                       After Reorganization
                                   Reorganization
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                                  Target Funds                              Acquiring Fund*
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
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Fund                              Strong Opportunity                         Strong Opportunity     Wells Fargo Advantage
                                        Fund II                                    Fund II             Variable Trust
                                                                                                      Opportunity Fund
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Shares:
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Advisor Class                           4,379,768                                          -                              -
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Investor Class                                  -                                 43,053,873                     47,395,549
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Net Asset:
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Advisor Class                         $94,387,350                                          -                              -
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Investor Class                                  -                               $935,984,428                 $1,030,371,779
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Unrealized appreciation                **                                          **                          $196,946,334
(deprecation)
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Accumulated net realized losses        **                                          **                          ($5,338,585)
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* Designates the accounting survivor.
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**Class merger only
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